Exhibit 5

SIMPSON THACHER & BARTLETT LLP
425 LEXINGTON AVENUE NEW YORK, N.Y. 10017-3954 (212) 455-2000
––––
FACSIMILE (212) 455-2502
DIRECT DIAL NUMBER	E-MAIL ADDRESS

August 29, 2018
Genesee & Wyoming Inc.
20 West Avenue
Darien, Connecticut 06820
Ladies and Gentlemen:
We have acted as counsel to Genesee & Wyoming Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of Class A Common Stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock which would be evidenced by depositary receipts (the “Depositary Receipts”); (iii) debt securities, which may be senior (“Senior Debt Securities”), senior subordinated (“Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (iv) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (v) warrants to purchase Common Stock (the “Common Stock Warrants”); (vi) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (vii) warrants to purchase Debt Securities (the “Debt Security Warrants” and, together with Common Stock Warrants and

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the Preferred Stock Warrants, the “Securities Warrants”); and (viii) units consisting of one or more of any of the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Purchase Contracts or Securities Warrants (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares and the related Depositary Receipts, the Debt Securities, the Purchase Contracts, the Securities Warrants and the Units are hereinafter referred to collectively as the “Securities”. The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.
The Depositary Shares will be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) between the Company and such depositary as shall be named therein (the “Depositary”).
The Senior Debt Securities will be issued under the Indenture, dated as of September 19, 2012 (the “Senior Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Senior Trustee”). The Senior Subordinated Debt Securities and Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures”.
The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein.
The Common Stock Warrants will be issued pursuant to one or more Common Stock Warrant Agreements (each, a “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent as shall be named therein. The Preferred Stock Warrants will be issued pursuant to one or more preferred stock warrant agreements (each, a “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent as shall be named therein. The Debt Security Warrants will be issued pursuant to one or more debt security warrant agreements (each, a “Debt Security Warrant Agreement”) among the Company, a debt security warrant agent as shall be named therein and the Senior Trustee or Subordinated Trustee, as the case may be. Each Common Stock Warrant Agreement, Preferred Stock Warrant Agreement and Debt Security Warrant Agreement are hereinafter each referred to as a “Warrant Agreement”; and collectively as the “Warrant Agreements”.
Units that include an interest in Common Stock, Preferred Stock or Depositary Shares (collectively, the “Equity Units”) will be issued pursuant to one or more unit agreements (each, an “Equity Unit Agreement”) between the Company and such unit agent as shall be named therein (each, an “Equity Unit Agent”). Units that do not include an interest in Common Stock, Preferred Stock or Depositary Shares (collectively, the “Non-Equity Units”) will be issued pursuant to one or more unit agreements (each, a “Non-Equity Unit Agreement” and, together with the Equity Unit Agreements, the “Unit Agreements”) between the Company and such unit agent as shall be named therein (each, a “Non-Equity Unit Agent” and together with the Equity Unit Agents, the “Unit Agents”).
The Deposit Agreements, the Indentures, the Purchase Contract Agreements, the Warrant Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements”.
We have examined the Registration Statement, a form of share certificate for the Common Stock, the Senior Indenture and a form of the Subordinated Indenture, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.
In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements (other than the Senior Indenture) and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New

York or the Delaware General Corporation Law, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement or such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.
In rendering the opinions set forth below, we have assumed further that the execution, issuance, delivery and performance by the Company of the Senior Indenture (a) does not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) complies with all applicable regulatory requirements.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company or a duly acting and constituted committee thereof (such Board of Directors or committee being referred to herein as the “Board”) and otherwise in accordance with the provisions of such agreement and the Company’s Restated Certificate of Incorporation, the Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) due filing of the applicable definitive Certificate of Designations in accordance with the Company’s Restated Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the Company’s Restated Certificate of Incorporation, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Preferred Stock underlying the Depositary Shares will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.
4.With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board or duly authorized officers of the Company (such Board or authorized officers being referred to herein as the “Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
5.With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
6.With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board or, in the case of Debt Security Warrants, the Authorizing Party, to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board or, in the case of Debt Security Warrants, the Authorizing Party, and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
7.With respect to the Equity Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Equity Units, the issuance and terms of such Equity Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Common Stock and Preferred Stock that are components of such Equity Units and/or issuable under any Purchase Contracts or Warrants that are components of such Equity Units are or will be, as applicable, validly issued, fully paid and nonassessable and any Warrants that are components of such Equity Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Equity Units and the Securities that are the components of such Equity Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with such agreement and the provisions of the applicable definitive Equity Unit Agreement and the Company’s Restated Certificate of Incorporation, such Equity Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
8.With respect to the Non-Equity Units, assuming (a) the taking of all necessary corporate action by the Authorizing Party to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Non-Equity Units, the issuance and terms of such Non-Equity Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Securities that are components of such Non-Equity Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Non-Equity Units and the Securities that are the components of such Non-Equity Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Authorizing Party and otherwise in accordance with such agreement and the provisions of the applicable definitive Non-Equity Unit Agreement, such Non-Equity Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
Our opinions set forth in paragraphs 4 through 8 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In rendering the opinions set forth in paragraphs 4 and 8 above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company and (B) the issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.
We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.
We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Opinion” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP